                                                                 Exhibit 4(a)(1)



================================================================================


                      PASS THROUGH TRUST AGREEMENT 1995-A1

                         Dated as of September __, 1995

                                    between

                             UNION TANK CAR COMPANY



                                      and



                          [_________________________]
                            as Pass Through Trustee



================================================================================




                                  $__________



                             Union Tank Car Company
                           1995-A1 Pass Through Trust
                           Pass Through Certificates,
                                 Series 1995-A1

           TABLE OF CONTENTS TO PASS THROUGH TRUST AGREEMENT 1995-A1



Section                                                                                                            Page
-------                                                                                                            ----
                                                             ARTICLE I

                                                            DEFINITIONS
SECTION 1.1.           Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
SECTION 1.2.           Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 1.3.           Form of Documents Delivered to Pass Through Trustee  . . . . . . . . . . . . . . . . . . . .   11
SECTION 1.4.           Acts of Certificateholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                                                   ARTICLE II

                                                         ACQUISITION OF EQUIPMENT NOTES;
                                                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.1.           Issuance of Certificates; Acquisition of Equipment Notes . . . . . . . . . . . . . . . . . .   13
SECTION 2.2.           Declaration of Trust; Acceptance By Pass Through Trustee . . . . . . . . . . . . . . . . . .   16
SECTION 2.3.           Limitation of Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 2.4.           Sale of Equipment Notes Under Certain Circumstances  . . . . . . . . . . . . . . . . . . . .   16

                                                                   ARTICLE III

                                                                THE CERTIFICATES

SECTION 3.1.           Form, Denomination and Execution of Certificates . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 3.2.           Authentication of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 3.3.           Temporary Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 3.4.           Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . .   18
SECTION 3.5.           Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . .   19
SECTION 3.6.           Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 3.7.           Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 3.8.           Limitation of Liability for Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 3.9.           Book-Entry and Registered Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                                   ARTICLE IV

                                                          DISTRIBUTIONS; STATEMENTS TO
                                                               CERTIFICATEHOLDERS

SECTION 4.1.           Certificate Account and Special Payments Account . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 4.2.           Distribution from Certificate Account and Special
                       Payments Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 4.3.           Statements to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

         Section                                                                                                   Page
         -------                                                                                                   ----
SECTION 4.4.           Investment of Special Payment Money  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                                    ARTICLE V

                                                                   THE COMPANY

SECTION 5.1.           Maintenance of Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 5.2.           Consolidation, Merger or Sale of Assets Permitted  . . . . . . . . . . . . . . . . . . . .   26

                                                                   ARTICLE VI

                                                                     DEFAULT

SECTION 6.1.           Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 6.2.           Incidents of Sale of Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 6.3.           Judicial Proceedings Instituted by Pass Through Trustee  . . . . . . . . . . . . . . . . .   27
SECTION 6.4.           Control by Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 6.5.           Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 6.6.           Undertaking to Pay Court Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 6.7.           Right of Certificateholders to Receive Payments Not to
                       Be Impaired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 6.8.           Certificateholders May Not Bring Suit Except Under
                       Certain Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 6.9.           Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                                                   ARTICLE VII

                                                            THE PASS THROUGH TRUSTEE

SECTION 7.1.           Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 7.2.           Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 7.3.           Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 7.4.           Not Responsible for Recitals or Issuance of Certificates . . . . . . . . . . . . . . . . .   33
SECTION 7.5.           May Hold Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 7.6.           Money Held in Pass Through Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 7.7.           Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 7.8.           Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 7.9.           Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . . .   36
SECTION 7.10.          Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 7.11.          Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . . . . . . . .   38
SECTION 7.12.          Maintenance of Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 7.13.          Money for Certificate Payments to Be Held in Pass Through Trust  . . . . . . . . . . . . .   39
SECTION 7.14.          Registration of Equipment Notes in Pass Through Trustee's Name . . . . . . . . . . . . . .   40

         Section                                                                                                    Page
         -------                                                                                                    ----
SECTION 7.15.          Representations and Warranties of Pass Through Trustee . . . . . . . . . . . . .  . . . . .   40
SECTION 7.16.          Withholding Taxes; Information Reporting . . . . . . . . . . . . . . . . . . . .  . . . . .   41
SECTION 7.17.          Trustee's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   42
SECTION 7.18.          Preferential Collection of Claims  . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   42

                                                                  ARTICLE VIII

                                          CERTIFICATEHOLDERS' LISTS AND REPORTS BY PASS THROUGH TRUSTEE

SECTION 8.1.           Company to Furnish Pass Through Trustee with Names and
                       Addresses of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   42
SECTION 8.2.           Preservation of Information; Communications to
                       Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   42
SECTION 8.3.           Reports by Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   42
SECTION 8.4.           Reports by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   43

                                                                   ARTICLE IX

                                                   SUPPLEMENTS TO PASS THROUGH TRUST AGREEMENT

SECTION 9.1.           Supplements to Pass Through Trust Agreement Without
                       Consent of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   44
SECTION 9.2.           Supplements to Pass Through Trust Agreement with
                       Consent of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   44
SECTION 9.3.           Documents Affecting Immunity or Indemnity  . . . . . . . . . . . . . . . . . . .  . . . . .   45
SECTION 9.4.           Execution of Supplements to Pass Through Trust Agreements  . . . . . . . . . . .  . . . . .   45
SECTION 9.5.           Effect of Supplements to Pass Through Trust Agreement  . . . . . . . . . . . . .  . . . . .   45
SECTION 9.6.           Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . .  . . . . .   46
SECTION 9.7.           Reference in Certificates to Supplements to
                       Pass Through Trust Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   46

                                                                    ARTICLE X

                                                   AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS

SECTION 10.1.          Amendments and Supplements to Indenture and Other
                       Note Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   46

                                                                   ARTICLE XI

                                                              TERMINATION OF TRUST

SECTION 11.1.          Termination of the Pass Through Trust  . . . . . . . . . . . . . . . . . . . . .  . . . . .   47

         Section                                                                                             Page
         -------                                                                                             ----
                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS
SECTION 12.1.          Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 12.2.          Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 12.3.          Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 12.4.          Communication by Certificateholder with Other Certificateholders . . . . . . . . . . .   49
SECTION 12.5.          Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 12.6.          Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 12.7.          Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 12.8.          Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 12.9.          Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 12.10.         Benefits of Pass Through Trust Agreement . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 12.11.         Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 12.12.         Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

Exhibit A   -   Form of Certificate
Exhibit B   -   Form of Letter of Representations
Schedule I  -   Description of Equipment Notes to be Purchased

     This PASS THROUGH TRUST AGREEMENT 1995-A1 dated as of September __, 1995, is made with respect to the formation of the Union Tank Car Company 1995-A1
Pass Through Trust, between UNION TANK CAR COMPANY, a Delaware corporation
(the "Company"), and [_________________________], solely as Pass Through Trustee and not in its individual capacity.


                                  WITNESSETH:


     WHEREAS, the Owner Trustees, on behalf of the Owner Participants, will purchase the Equipment (as defined) from the Company;

     WHEREAS, the Owner Trustees will lease the Equipment to the Company pursuant to the Leases;

     WHEREAS, the Owner Trustees will issue on a nonrecourse basis Equipment Notes, under the Indentures, in order to finance not more than 80% of the purchase price to be paid to the Company for such Equipment;

     WHEREAS, pursuant to the terms and conditions of this Pass Through Trust Agreement and the Participation Agreements, such agreements to be entered into by the Pass Through Trustee contemporaneously with the execution and delivery of this Pass Through Trust Agreement, certain Equipment Notes are to be sold to the Pass Through Trustee, and the Pass Through Trustee shall purchase such Equipment Notes and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

     WHEREAS, the Pass Through Trustee, upon execution and delivery of this Pass Through Trust Agreement, hereby declares the creation of this Pass Through Trust for the benefit of the Certificateholders, and the initial
Certificateholders as the grantors of the Pass Through Trust, by their respective acceptances of the Certificates, join in the creation of this Pass Through Trust with the Pass Through Trustee;

     WHEREAS, to facilitate the sale of certain Equipment Notes to the Pass Through Trustee and the purchase of such Equipment Notes by the Pass Through Trustee, the Company has duly authorized the execution and delivery of this Pass Through Trust Agreement as an "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates being issued hereunder and as an "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to the Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustee; and

     WHEREAS, this Pass Through Trust Agreement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1.  Definitions.

         (a) For all purposes of this Pass Through Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (i) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (ii) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (iii) all references in this Pass Through Trust Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Pass Through Trust Agreement; and

              (iv) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Pass Through Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         (b) For all purposes of this Pass Through Trust Agreement, the following capitalized terms have the following respective meanings:

         "Act," with respect to any Certificateholder, has the meaning specified in Section 1.4.

         "Affiliate" of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Agent" means any Paying Agent or Registrar.

         "Avoidable Tax" has the meaning specified in Section 7.9(e).

         "Book-Entry Certificates" means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.9.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions or trust companies are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, or so long as any Certificate is outstanding, a city and state in which the respective Corporate Trust Office of the Owner Trustee, the Pass Through Trustee, the Indenture Trustee or Paying Agent is located.

         "Certificate" means any one of the certificates executed and authenticated by the Pass Through Trustee, substantially in the form of Exhibit A hereto.

         "Certificate Account" means the account or accounts created and maintained pursuant to Section 4.1(a).

         "Certificateholder" means the Person in whose name a Certificate is registered in the Register.

         "Certificate Owner" means, when used in Section 3.9, the Person who owns a Book Entry Certificate.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date," in respect of any Unit, has the meaning assigned to that term in the applicable Lease.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Company" means Union Tank Car Company, a Delaware corporation, or its successor in interest pursuant to Section 5.2, or any other obligor with respect to the Certificates (within the meaning of the Trust Indenture Act).

         "Corporate Trust Office" means, with respect to the Pass Through Trustee and the Indenture Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

         "Cut-off Date" means December __, 1995.

         "De Minimis Certificate" has the meaning specified in Section 3.1.

         "Direction" has the meaning specified in Section 1.4(c).

         "Equipment" means all of the Units covered by the two Lease.

         "Equipment Note" means any one of the Equipment Notes (as defined in the applicable Indenture) described on Schedule I attached hereto, including any Equipment Note (as so defined) issued under the applicable Indenture as a replacement or substitution therefor, held by the Pass Through Trustee.

         "Escrow Account" has the meaning specified in Section 2.1(b).

         "Escrowed Funds" has the meaning specified in Section 2.1(b).

         "Event of Default" means an event described in Section 6.1.

         "Fractional Undivided Interest" means the undivided interest in the Pass Through Trust that is evidenced by an Outstanding Certificate expressed as a fraction of the total undivided interests in the Pass Through Trust represented by all Outstanding Certificates.

         "Indenture" means any one of the _____ separate Trust Indenture and Security Agreements (UTC Trust No. 1995-A1), dated as of September __, 1995, each agreement being between the Owner Trustee and the Indenture Trustee, as such Indenture may be amended or supplemented from time to time in accordance with its respective terms. The term "Indenture" includes each Indenture Supplement entered into pursuant to the terms of the Indenture.

         "Indenture Default" means, with respect to the Indenture, any Indenture Event of Default (as such term is defined in the Indenture).

         "Indenture Trustee" means [_______________________________________], in its capacity as indenture trustee under the Indenture, and any other Person which may from time to time be acting as Indenture Trustee in accordance with the provisions of the Indenture.

         "Initial Cut-off Date" means September [30], 1995.

         "Issuance Date" means the date of the issuance of the Certificates.

         "Lease" means any one of the _____ Equipment Lease Agreements (UTC Trust No. 1995-A1) with respect to the Equipment between the Owner Trustee, as the lessor, and the

Company, as the lessee, as such Lease may be amended or supplemented from time to time in accordance with its respective terms. Such terms shall include each Lease Supplement entered into pursuant to the terms of the Lease.

         "Lease Event of Default" means, with respect to the Lease, any Event of Default under the Lease as specified in Section 14 thereof.

         "Lease Supplement" has the meaning assigned to that term in the Lease.

         "Letter of Representations" means the agreement among the Company, the Pass Through Trustee and the initial Clearing Agency substantially in the form attached hereto as Exhibit B.

         "Make-Whole Amount" has the meaning assigned to that term in the Indenture.

         "Note Documents," with respect to any Equipment Note, means the Indenture, Lease and Participation Agreement.

         "Officer's Certificate" means a certificate signed, (a) in the case of the Company, by (i) the Treasurer, any Assistant Treasurer, the Controller or any Assistant Controller of such company, signing alone, or (ii) any Vice President signing together with the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such company, or (b) in the case of an Owner Trustee or an Indenture Trustee, a Responsible Officer of such Owner Trustee or Indenture Trustee.

         "Opinion of Counsel" means a written opinion of legal counsel, who (i) in the case of counsel for the Company may be (A) a lawyer employed by the Company, (B) Neal Gerber & Eisenberg, or (C) such other counsel designated by the Company and reasonably acceptable to the Pass Through Trustee and (ii) in the case of any Owner Trustee or the Indenture Trustee, such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be acceptable to the Pass Through Trustee.

         "Outstanding," with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Pass Through Trust Agreement, except:

                  (i) Certificates theretofore canceled by the Registrar or delivered to the Pass Through Trustee or the Registrar for cancellation;

                  (ii) Certificates for which money in the full amount required to make the final distribution payment to be made pursuant to
     Section 11.1 hereof has been theretofore deposited with the Pass Through Trustee in trust for the Certificateholders as provided in Section 4.1 pending distribution of such money to the Certificateholders pursuant to such final distribution payment; and

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Pass Through Trust Agreement.

         "Owner Participant" means the "Owner Participant" referred to in the Participation Agreement and any permitted successor or assign of any such Owner Participant.

         "Owner Trustee," with respect to any Equipment Note or the Indenture or the Lease, means [State Street Bank and Trust Company], not in its individual capacity but solely as trustee of an owner trust for the benefit of the Owner Participant, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Note Documents.

         "Participation Agreement" means any one of the _____ separate Participation Agreements (UTC Trust No. 1995-A1), dated as of September __, 1995, and to which the Pass Through Trustee, the Owner Trustee, the Indenture Trustee, the Owner Participant, and the Company are parties, as each such Participation Agreement may be amended or supplemented from time to time in accordance with its respective terms.

         "Pass Through Trust" means the trust created by this Pass Through Trust Agreement, the estate of which consists of the Trust Property.

         "Pass Through Trust Agreement" means this Pass Through Trust Agreement, as it may be amended from time to time in accordance with the terms hereof.

         "Pass Through Trustee" means the institution executing this Pass Through Trust Agreement as Pass Through Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

         "Paying Agent" means the paying agent maintained and appointed pursuant to Section 7.12.

         "Permitted Investments" means each of (i) direct obligations of the United States of America and agencies thereof; (ii) obligations fully guaranteed by the United States of America; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, having general obligations rated at least A1 by Moody's Investors Service, Inc. or A+ by Standard & Poor's Corporation (but excluding any new investment as to which there is a public announcement by the rating agency providing a rating thereon that such rating is under consideration for a possible downgrade below A1 or A+, as the case may be), including the Owner Trustee in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met; (iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii); (v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii);
(vi) commercial paper of companies having a rating of A-1/P-1 or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America); (vii) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of any bank, trust company or national banking association described in clause (iii);
(viii) Canadian Treasury Bills fully hedged to U.S. dollars; (ix) bonds, notes or other obligations of any state of the United States of America, or any political subdivision of any such state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds; provided that, at the time of their purchase, such obligations are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); or (x) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); provided that no investment shall be eligible as and included within the definition of the term "Permitted Investment" unless either (x) the final maturity or date of return of such investment is equal to one year or less from the date of purchase thereof, or (y) in the case of any investment referred to in the foregoing clause (i) or (ii) only, such investment has a final maturity or date of return greater than one year from the date of purchase thereof and closing prices on a national securities exchange or bid and asked prices, closing prices or yields to maturity for such investment are reported in The Wall Street Journal (or if The Wall Street Journal is not at the time published or ceases to report such prices, such prices are reported by any other publication of nationally recognized standing of general circulation in New York City).

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Pool Balance" means, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in the Pass Through Trust on such date plus the amount of the principal payments on the Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the Escrow Account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in the Pass Through Trust and distribution thereof to be made on that date.

         "Pool Factor" means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Certificates issued under the Pass Through Trust. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in the Pass Through Trust and distribution thereof to be made on that date.

         "Postponed Notes" means the Equipment Notes as to which a Postponement Notice shall have been delivered pursuant to Section 2.1(b).

         "Postponement Notice" means a certificate of the Company signed by an officer of the Company (i) requesting that the Pass Through Trustee execute and deliver the Participation Agreement but temporarily postpone payment of the purchase price of the related Equipment Notes to a date later than the Issuance Date, (ii) identifying the amount of the purchase price of each Equipment Note and the aggregate purchase price of all such Equipment Notes, (iii) setting forth the reasons for such postponement and (iv) with respect to such Participation Agreement referred to in clause (i), either (A) setting or resetting a new Closing Date (which shall be on or prior to the Initial Cut-off
Date) for payment by the Pass Through Trustee of such purchase price and issuance by the Owner Trustee of the related Equipment Note, or (B) indicating that such new Closing Date (which shall be on or prior to the Initial Cut-Off
Date) will be set by subsequent written notice not less than one Business Day prior to such new Closing Date.

         "Record Date" means the Business Day preceding a Regular Distribution Date or a Special Distribution Date, as applicable.

         "Register" has the meaning specified in Section 3.4.

         "Registered Certificates" has the meaning specified in Section 3.1.

         "Registrar" has the meaning specified in Section 3.4.

         "Regular Distribution Date" means, with respect to distributions of Scheduled Payments, __________ and _________ of each year, commencing on ___________ until payment of all the Scheduled Payments to be made under the Equipment Notes has been made.

         "Request" means a request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.2 of this Pass Through Trust Agreement.

         "Responsible Officer" means (i) with respect to the initial Pass Through Trustee or the initial Indenture Trustee, any officer in the Corporate Trust Office or any other office at which the Pass Through Trustee or Indenture Trustee conducts corporate trust business; and (ii) with respect to any successor Pass Through Trustee, successor Indenture Trustee or the Owner Trustee, the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller. Responsible Officer also means, with respect to any Pass Through

Trustee, the Indenture Trustee and the Owner Trustee, any other officer of the Pass Through Trustee, the Owner Trustee or the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be any of the above designated officers, and with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Scheduled Payment" means, with respect to a Regular Distribution Date, any payment (other than a Special Payment) of interest on or principal of and interest on an Equipment Note due from the Owner Trustee which issued such Equipment Note, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both, to be made on such Regular Distribution Date pursuant to the terms of such Equipment Note.

         "Special Distribution Date" means (i) in the case of prepayments with respect to a voluntary termination of the Lease, the purchase of any Units by the Company pursuant to Section 22.1 of the Lease or an ordinary Event of Loss under the Lease, on a Regular Distribution Date, (ii) in the case of prepayments with respect to a Multiple Loss under the Lease, a refunding or refinancing of the Equipment Notes or a purchase of the Equipment by the Company from an Owner Trustee of a competitor Owner Participant, on any Business Day following 15 days notice from the Pass Through Trustee to The Depository Trust Company and (iii) in the case of payments received following a default in respect of any Equipment Note, on the second day of any month.

         "Special Payment" means (i) with respect to an Equipment Note (or portion thereof), any payment of principal of, Make-Whole Amount, if any, and interest on such Equipment Note (or portion thereof) resulting from the prepayment of such Equipment Note (or portion thereof) pursuant to Section 2.10 of the applicable Indenture, (ii) with respect to an Equipment Note, any payment of principal of and interest (including any interest accruing upon default) on, or any other amount in respect of, such Equipment Note upon an Indenture Default in respect thereof, including payments received on account of the purchase by the applicable Owner Trustee of such Equipment Notes, (iii) the amounts required to be distributed pursuant to the fifth paragraph of Section 2.1(b), or (iv) any proceeds from the sale of any Equipment Note by the Pass Through Trustee pursuant to Article VI hereof; and "Special Payments" means all of such Special Payments.

         "Special Payments Account" means the account or accounts created and maintained pursuant to Section 4.1(b).

         "Specified Investments" means (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits (including overnight deposits) with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture

Trustee or Owner Trustee, in their respective individual capacities, if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating of A-1/P-1 or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) and
(v) repurchase agreements with any financial institution described in clause
(iii) above having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided, however, that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment occurs no later than the Cut-off Date.

         "Trust Indenture Act" means, except as otherwise provided in Section 9.6, the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

         "Trust Property" means the Equipment Notes held as the property of the Pass Through Trust and all moneys at any time paid thereon and all moneys due and to become due thereunder, funds from time to time deposited in the Escrow Account (other than earnings on Specified Investments), the Certificate Account and the Special Payments Account and any proceeds from the sale by the Pass Through Trustee pursuant to Article VI hereof of any Equipment Note.

         "Trustee's Liens" means any Lien (within the meaning specified in Appendix A to the Participation Agreement) arising as a result of (a) any claim against the Pass Through Trustee or [_________________________], in its individual capacity, respectively, not resulting from the actions contemplated by the Operative Agreements (within the meaning specified in Appendix A to the Participation Agreement), (b) any act or omission of the Pass Through Trustee or The First National Bank of Chicago, in its individual capacity, respectively, which is not required or permitted by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Pass Through Trustee or [_____________________________] in its individual capacity, respectively, with respect to Taxes (within the meaning specified in Appendix A to the Participation Agreement) or Transaction Costs (within the meaning specified in Appendix A to the Participation Agreement) against which the Company is not required to indemnify the Pass Through Trustee, [____________________________] in its individual capacity, pursuant to the Participation Agreement or (d) any claim arising out of any transfer by the Pass Through Trustee, of all or any portion of its interests in the Equipment, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Equipment by the Pass Through Trustee pursuant to an in accordance with the Indenture or pursuant to the exercise of the remedies set forth in the Lease; provided, however, that any Trustee Lien which is attributable solely to the Pass Through Trustee or [_________________________] in its individual capacity and would otherwise constitute a Trustee Lien shall not constitute a Trustee Lien so long as (i) the existence of such Trustee Lien poses no material risk of the sale, forfeiture or loss of any Unit or any interest therein, including Equipment Notes,

(ii) the existence of such Trustee Lien does not interfere in any way with the quiet enjoyment of any Unit by the Company, as lessee and (iii) the Pass Through Trustee or [_________________________] in its individual capacity, is diligently contesting such Trustee Lien by appropriate proceedings.

         "Unit" has the meaning assigned to that term in the Lease.

         SECTION 1.2. Compliance Certificates and Opinions. Upon any application or request by the Company to the Pass Through Trustee to take any action under any provision of this Pass Through Trust Agreement, the Company shall furnish to the Pass Through Trustee an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Pass Through Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Pass Through Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Pass Through Trust Agreement (other than a certificate provided pursuant to Section 8.4(d)) shall include:

              (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are used;

              (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.3. Form of Documents Delivered to Pass Through Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Pass Through Trust Agreement, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4.  Acts of Certificateholders.

         (a) Any direction, consent, waiver or other action provided by this Pass Through Trust Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee and, where it is hereby expressly required, to the Company or the Indenture Trustee. Such instrument or instrument (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Trust Agreement and conclusive in favor of the Pass Through Trustee, the Company and the Indenture Trustee, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Pass Through Trustee deems sufficient. In the absence of bad faith on the part of the Pass Through Trustee, an Officer's Certificate may be deemed to be conclusively proved.

         (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent or waiver (a "Direction"), under this Pass Through Trust Agreement, Certificates owned by the Company, the Owner Trustee, the Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding under this Pass Through Trust Agreement for purposes of any such determination. In determining whether the Pass Through Trustee shall be protected in relying upon any such Direction, only Certificates which the Pass Through Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, the Owner Trustee, the Pass Through Trustee, the Owner Participant or any Affiliate of any such Person.

         (d) The Company may at its option by delivery of an Officer's Certificate to the Pass Through Trustee set a record date to determine the Certificateholders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 nor less than 15 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

         (e) Any direction, consent, waiver or other action by the Certificateholder of any Certificate shall bind the Certificateholder of every Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof, whether or not notation of such action is made upon such Certificate.

         (f) Except as otherwise provided in Section 1.4(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Pass Through Trust Agreement, without preference, priority, or distinction as among all of the Certificates.


                                   ARTICLE II

                        ACQUISITION OF EQUIPMENT NOTES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.1.  Issuance of Certificates; Acquisition of Equipment Notes.

         (a) Upon request of the Company, the Pass Through Trustee shall execute, authenticate and deliver Certificates with an aggregate principal amount equalling the aggregate principal amount of the Equipment Notes to be purchased by the Pass Through Trustee pursuant to the Participation Agreement, and evidencing the entire ownership of the Pass Through Trust. The Pass Through Trustee, not in its individual capacity but solely as Pass Through Trustee, shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Equipment Notes and, concurrently therewith, the Pass Through Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreement, the Equipment Notes (except Postponed Notes, if any) at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.4 and 3.5 hereof, the Pass Through Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Subsection (a) are subject to the provisions of Subsection (b) below.

         (b) If the Company shall deliver to the Pass Through Trustee on or prior to the Issuance Date a Postponement Notice, the Pass Through Trustee shall postpone the purchase of the Equipment Notes (the "Postponed Notes") referred to in such Postponement Notice and shall promptly deposit into an escrow account (the "Escrow Account") an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds"). The Escrowed Funds so deposited into the Escrow Account shall be invested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, the Company in Specified Investments maturing (i) no later than the Initial Cut-off Date or (ii) if the Company has given notice to the Pass Through Trustee that the Postponed Notes will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase. The Pass Through Trustee shall make withdrawals from the Escrow Account only as provided in this Pass Through Trust Agreement. An account statement delivered by the Pass Through Trustee to the Company shall be deemed written confirmation by the Company that the investment transactions identified therein accurately reflect the investment directions given to the Pass Through Trustee by the Company, unless the Company notifies the Pass Through Trustee in writing to the contrary within thirty (30) days of receipt of such statement.

         The Pass Through Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer such Specified Investments. If Specified Investments held in the Escrow Account mature prior to the Initial Cut-off Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, the Company in Specified Investments maturing (i) no later than the Initial Cut-off Date or (ii) if the Company has given notice to the Pass Through Trustee that the Postponed Notes will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase.

         Any earnings on Specified Investments received from time to time by the Pass Through Trustee shall be promptly distributed to the Company to an account specified in writing by the Company. The Company shall pay to the Pass Through Trustee for deposit to the Escrow Account an amount equal to any losses on Specified Investments as incurred.

         On or prior to the Initial Cut-off Date, upon the written request of the Company and the satisfaction of the closing conditions specified in the applicable Participation Agreement, the Pass Through Trustee shall purchase the applicable Postponed Notes with the Escrowed Funds. The purchase price shall equal the principal amount of such Postponed Notes.

         If any of the Postponed Notes will not be issued on or prior to the Initial Cut-off Date for any reason, the Company shall so notify the Pass Through Trustee and the Company shall pay to the Pass Through Trustee on the Initial Cut-off Date for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes at a rate or rates equal to the interest rate or rates applicable to the Certificates issued under the Pass Through Trust from the Issuance Date to, but not including, [date] and the Pass Through Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase such Postponed Notes and the amount paid by the Company under this paragraph to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

         (c) Notwithstanding the foregoing Subsection (b), with respect to amounts received by the Pass Through Trustee for the purchase of Equipment Notes to be issued pursuant to the Participation Agreements after the Initial Cut-off Date, the Pass Through Trust Trustee shall promptly deposit into the Escrow Account an amount equal to the purchase price of such Equipment Notes. The Escrowed Funds so deposited into the Escrow Account shall be invested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, Union in Specified Investments maturing (i) no later than the Cut-off Date or (ii) if Union has given notice to the Pass Through Trustee that the aforementioned Equipment Notes will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase. The Pass Through Trustee shall make withdrawals from the Escrow Account only as provided in this Pass Through Trust Agreement. An account statement delivered by the Pass Through Trustee to Union shall be deemed written confirmation by Union that the investment transactions identified therein accurately reflect the investment directions given to the Pass Through Trustee by Union, unless Union notifies the Pass Through Trustee in writing to the contrary within thirty (30) days of receipt of such statement.

     The Pass Through Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer such Specified Investments. If Specified Investments held in the Escrow Account mature prior to the Cut-off Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Pass Through Trustee at the written direction and risk of, and for the benefit of, Union in Specified Investments maturing (i) no later than the Cut-off Date or
(ii) if Union has given notice to the Pass Through Trustee that the Postponed Notes will not be issued, on the next Special Distribution Date, if such investments are reasonably available for purchase.

     Any earnings on Specified Investments received from time to time by the Pass Through Trustee shall be promptly distributed to Union to an account specified in writing by Union. Union shall pay to the Pass Through Trustee for deposit to the Escrow Account an amount equal to any losses on Specified Investments as incurred.

     On or prior to the Cut-off Date, upon the written request of Union and the satisfaction of the closing conditions specified in the Participation Agreement, the Pass Through Trustee shall purchase the applicable Equipment Notes with the Escrowed Funds. The purchase price shall equal the principal amount of such Postponed Notes.

     If any of the applicable Equipment Notes will not be issued on or prior to the Cut-off Date for any reason, Union shall so notify the Pass Through Trustee and Union shall pay to the Pass Through Trustee on the Cut-off Date for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Equipment Notes at a rate or rates equal to the interest rate or rates applicable to the Certificates issued under the Pass Through Trust from the Issuance Date to, but not including, December __, 1995 and the Pass Through Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase such Equipment Notes and the amount paid by Union under this paragraph to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

         SECTION 2.2. Declaration of Trust; Acceptance By Pass Through Trustee. The Pass Through Trustee, upon the execution and delivery of this Pass Through Trust Agreement, acknowledges its acceptance of all right, title, and interest in and to the Equipment Notes acquired pursuant to Section 2.1 hereof and the Participation Agreement, and declares that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

         SECTION 2.3. Limitation of Powers. The Pass Through Trust is constituted solely for the purpose of making the investment in the Equipment Notes, and, except as set forth herein, the Pass Through Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee is not authorized or empowered to do anything that would cause the Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Equipment (as defined in the Indenture) by bidding the Equipment Notes or otherwise, or taking any action with respect to any such Equipment once acquired).

         SECTION 2.4. Sale of Equipment Notes Under Certain Circumstances. If the Company elects, in accordance with Section 10.2 of the Participation Agreement, to refund or refinance Equipment Notes, the Pass Through Trustee shall, upon satisfaction of the conditions set forth in Section 10.2 of the Participation Agreement, transfer such Equipment Notes to the Person designated by the Company and will take any other action reasonably required to effect such refunding.


                                  ARTICLE III

                                THE CERTIFICATES

         SECTION 3.1. Form, Denomination and Execution of Certificates. The Certificates shall be issued in fully registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Pass Through Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, typewritten or engraved thereon, as may be required to comply with the rules of any securities exchange on which the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Pass Through Trustee or by the officer executing such Certificates, such determination by such officer to be evidenced by his or her signing of the Certificates.

         Except as provided in Section 3.9, the definitive Certificates (the "Registered Certificates") shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

         The Certificates shall be issued in minimum denominations of $1,000 or any integral multiple of $1,000 in excess thereof, except that one Certificate may be issued in a denomination of less than $1,000 (the "De Minimis Certificate").

         The Certificates shall be executed on behalf of the Pass Through Trustee by manual or facsimile signature of a Responsible Officer of the Pass Through Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass Through Trustee shall be valid and binding obligations of the Pass Through Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Pass Through Trust Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Pass Through Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.2. Authentication of Certificates. The Pass Through Trustee shall duly authenticate and deliver Certificates in authorized denominations equalling in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Pass Through Trustee pursuant to the Participation Agreement, and evidencing the entire ownership of the Trust.

         SECTION 3.3. Temporary Certificates. Pending the preparation of Registered Certificates, the Pass Through Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by their execution of such temporary Certificates.

         The Company will cause Registered Certificates to be prepared without unreasonable delay after such Registered Certificates are required to be issued pursuant to Section 3.9(d). After the preparation of Registered Certificates, the temporary Certificates shall be exchangeable for Registered Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Pass Through Trustee, or at the office or agency of the Pass Through Trustee maintained in accordance with Section 7.12, without charge to the holder. Upon surrender for cancellation of any one or more temporary Certificates, the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor Registered Certificates of authorized denominations of a like aggregate Fractional Undivided Interest; shall destroy any such temporary Certificate(s) theretofore delivered and exchanged; and shall certify, in writing, to the Company such destruction. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Pass Through Trust Agreement as Registered Certificates.

         SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Pass Through Trustee shall cause to be kept at the Corporate Trust Office or the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Pass Through Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Pass Through Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Pass Through Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Pass Through Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

         No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Pass Through Trustee. The Pass Through Trustee shall provide the Company with written certification as to the destruction of all such Certificates.

         SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Pass Through Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Pass Through Trustee that such Certificate has been acquired by a bona fide purchaser, the Pass Through Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Regular Distribution Date. In connection with the issuance of any new Certificate under this Section 3.5, the Pass Through Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Pass Through Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.6. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Pass Through Trustee, the Registrar, and any Paying Agent of the Pass Through Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.2 and for all other purposes whatsoever, and neither the Pass Through Trustee, the Registrar, nor any Paying Agent of the Pass Through Trustee shall be affected by any notice to the contrary.

         SECTION 3.7. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Pass Through Trust Agreement. All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Pass Through Trustee and the Company.

         SECTION 3.8. Limitation of Liability for Payments. All payments or distributions made to Certificateholders under this Pass Through Trust Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Pass Through Trust Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Certificateholder thereof as provided in this Pass Through Trust Agreement.

         SECTION 3.9.  Book-Entry and Registered Certificates.

         (a) Except for the De Minimis Certificate (if any), the Certificates may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Certificate Owners. In such case, the Certificates delivered to The Depository Trust Company shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Registered Certificate representing such Certificate Owner's interest in the Certificates, except as provided above and in Subsection (d) below. Except with respect to the De Minimis Certificate (if any), unless and until Registered Certificates have been issued pursuant to Subsection (d) below:

              (i) the provisions of this Section 3.9 shall be in full force and effect;

              (ii) the Company, the Paying Agent, the Registrar and the Pass Through Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

              (iii) to the extent that the provisions of this Section 3.9 conflict with any other provisions of this Pass Through Trust Agreement, the provisions of this Section 3.9 shall control;

              (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Registered Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and Make-Whole Amount, if any, on the Certificates to such Clearing Agency Participants; and

              (v) whenever this Pass Through Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders holding Certificates evidencing a specified percentage of the Fractional Undivided Interests, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates and has delivered such instructions to the Pass Through Trustee. The Pass Through
     Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

         (b) Except with respect to the De Minimis Certificate (if any), whenever notice or other communication to the Certificateholders is required under this Pass Through Trust Agreement, unless and until Registered Certificates shall have been issued pursuant to Subsection (d) below, the Pass Through Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency and/or the Clearing Agency Participants, and shall make available additional copies as requested by such Clearing Agency Participants.

         (c) Unless and until Registered Certificates are issued pursuant to Subsection (d) below, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from the Clearing Agency a Securities Position Listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. The Pass Through Trustee will mail to each such Clearing Agency Participant the statements described in Section 4.3 hereof.

         (d) If (i) the Company advises the Pass Through Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Pass Through Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, advises the Pass Through Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, by act of such Certificate Owners delivered to the Company and the Pass Through Trustee, advise the Pass Through Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Pass Through Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Registered Certificates. Upon surrender to the Pass Through Trustee of all the Certificates held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Registered Certificates in the names of Certificate Owners, the Pass Through Trustee shall issue and deliver the Registered Certificates in accordance with the instructions of the Clearing Agency. Upon the issuance of Registered Certificates pursuant to this Section 3.9(d), the Record Date with respect to such Registered Certificates shall be the fifth Business Day preceding a Regular Distribution Date or Special Distribution Date, as applicable. Neither the Company, the Registrar, the Paying Agent nor the Pass Through Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Registered Certificates, the Pass Through Trustee shall recognize the Persons in whose name the Registered Certificates are registered as the Certificateholders hereunder. Neither the Company nor the Pass Through Trustee shall be liable if the Pass Through Trustee or the Company is unable to locate a qualified successor Clearing Agency.

         (e) The Pass Through Trustee shall enter into the Letter of Representations and fulfill its responsibilities thereunder.

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

         SECTION 4.1.  Certificate Account and Special Payments Account.

         (a) The Pass Through Trustee shall establish and maintain on behalf of the Certificateholders the Certificate Account as one or more accounts, which shall be non-interest bearing accounts. The Pass Through Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when a Scheduled Payment is made under the Indenture to the Pass Through Trustee, as holder of the Equipment Notes issued under such Indenture, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

         (b) The Pass Through Trustee shall establish and maintain on behalf of the Certificateholders the Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.4. The Pass Through Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when one or more Special Payments (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI by the Pass Through Trustee of an Equipment Note) are made under any indenture to the Pass Through Trustee, as holder of the Equipment Notes issued under the Indenture, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. On the day the Company makes the payment to the Pass Through Trustee described in the fifth paragraph of
Section 2.1(b), the Pass Through Trustee upon receipt shall immediately deposit the aggregate amount thereof in the Certificate Account. Upon the sale of any Equipment Note by the Pass Through Trustee pursuant to Article VI and the realization of any proceeds thereof, the Pass Through Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.

         (c) The Pass Through Trustee shall present to the Indenture Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity, or in the case of any Equipment Note which is to be prepaid in whole pursuant to the Indenture, on the applicable prepayment date under the Indenture.

         SECTION 4.2. Distribution from Certificate Account and Special Payments Account.

         (a) On each Regular Distribution Date or as soon thereafter as the Pass Through Trustee has confirmed receipt of the payment of the Scheduled Payments due with respect to the Equipment Notes on such date, the Pass Through Trustee shall distribute to the Certificateholders of the Pass Through Trust out of the Certificate Account the entire amount deposited therein pursuant to
Section 4.1(a).  There shall be so distributed to each

Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.1 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account; provided, however, that prior to the time that any Certificates are issued in the form of Registered Certificates, each Certificateholder may request in writing that such amounts be distributed by wire transfer of immediately available funds to an account specified by such Certificateholder. If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received on a later date, it shall be distributed on the date received in the manner described in the preceding sentence to the Certificateholders of record on the Record Date with respect to such Regular Distribution Date.

         (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Pass Through Trustee has confirmed receipt of the Special Payments due on the Equipment Notes or realized upon the sale of any Equipment Note, the Pass Through Trustee shall distribute out of the Special Payments Account the entire amount deposited therein pursuant to
Section 4.1(b) of such Special Payment. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.1 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment; provided, however, that prior to the time that any Certificates are issued in the form of Registered Certificates, each Certificateholder may request in writing that such amount be distributed by wire transfer of immediately available funds to an account specified by such Certificateholder.

         (c) The Pass Through Trustee shall at the expense of the Company cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register. In the case of a Special Payment other than pursuant to the fifth paragraph of Section 2.1(b) or the fifth paragraph of Section 2.1(c) such notice shall be mailed not less than 15 days prior to the date any such Special Payment is scheduled to be distributed. In the case of a Special Payment pursuant to the fifth paragraph of Section 2.1(b) or the fifth paragraph of Section 2.1(c) such notice should be given as promptly as practicable after the receipt of notice from the Company that Postponed Notes or the Equipment Notes referred to in Section 2.1(c) will not be issued. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Pass Through Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Pass Through Trustee shall set forth:

              (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.1),

              (ii) the amount of the Special Payment for each $1,000 face amount Certificate (taking into account any payment to be made by the Company pursuant to Section 2.1(b) or (c), as applicable) , as and the amount thereof constituting principal, Make-Whole Amount, if any, and interest,

              (iii)  the reason for the Special Payment, and

              (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

         If the amount of Make-Whole Amount, if any, payable upon the prepayment of an Equipment Note has not been calculated at the time that the Pass Through Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any Make-Whole Amount received will also be distributed.

         If any prepayment of the Equipment Notes is canceled, the Pass Through Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

         SECTION 4.3.  Statements to Certificateholders.

         (a) On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or a Special Payment to Certificateholders a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (for each $1,000 face amount Certificate as to (i) and (ii) below):

              (i) The amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

              (ii)  The amount of such distribution allocable to interest; and

              (iii)  The Pool Balance and the Pool Factor.

         (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) of this Section 4.3 with respect to the Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the Clearing Agency Participants and shall be delivered by the Pass Through Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to Certificate Owners.

         SECTION 4.4. Investment of Special Payment Money. Any money received by the Pass Through Trustee pursuant to Section 4.1(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Pass Through Trustee pending distribution of such Special Payment pursuant to Section 4.2. Any investment made pursuant to this
Section 4.4 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.2 on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Investments until maturity. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this Section 4.4, other than by reason of the willful misconduct or gross negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed to the Certificateholders on such Special Distribution Date as part of such Special Payment.


                                   ARTICLE V

                                  THE COMPANY

         SECTION 5.1. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.2; provided, however, that the Company shall not be required to preserve any right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business.

         SECTION 5.2.  Consolidation, Merger or Sale of Assets Permitted.

         (a) The Company shall not consolidate with or merge into any other corporation or sell or convey all or substantially all of its assets to any Person, unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by sale or conveyance all or substantially all of the assets of the Company shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall execute and deliver to the Pass Through Trustee an agreement in form reasonably satisfactory to the Pass Through Trustee containing an assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement to which the Company is a party.

         (b) Immediately after giving effect to such transaction, no Event of Default and no Indenture Default, and no event that, after notice or lapse of time, or both, would become an Event of Default or an Indenture Default, shall have occurred and be continuing.

         Upon any consolidation or merger, or any sale or conveyance, of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein. No such sale or conveyance of all or substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation which shall theretofore have become such from its liability hereunder.

         (c) The Pass Through Trustee may accept an Officer's Certificate and an Opinion of Counsel of the Company as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption complies with the provisions of this Section 5.2.


                                   ARTICLE VI

                                    DEFAULT

         SECTION 6.1. Events of Default. If an Indenture Default under the Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Event of Default shall be continuing, the Pass Through Trustee may vote all of the Equipment Notes issued under the Indenture that are held in the Trust Property, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, the Trustee shall vote a corresponding majority of such Equipment Notes, in favor of directing the Indenture Trustee under the Indenture to declare the unpaid principal amount of all Equipment Notes then outstanding under the Indenture and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the Indenture. In addition, if an Indenture Default shall have occurred and be continuing under the Indenture, the Pass Through Trustee may, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, shall, vote all of the Equipment Notes issued under the Indenture that are held in the Pass Through Trust to direct the Indenture Trustee regarding the exercise of remedies provided in Article V of the Indenture.

         In addition, after an Event of Default shall have occurred and be continuing with respect to any Equipment Notes, the Pass Through Trustee may in its discretion, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver (to the extent permitted by applicable law) all or part of such Equipment Notes, without recourse to or warranty by the Pass Through Trustee or any Certificateholder, to any Person. In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Equipment Note or Equipment Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Pass Through Trustee so decides or is required to sell or otherwise dispose of any Equipment Note pursuant to this Section, the Pass Through Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Equipment Note, so as to provide for the payment in full of all amounts due on the Certificates. Notwithstanding the foregoing, any action taken by the Pass

Through Trustee under this Section shall not, in the reasonable judgment of the Pass Through Trustee, be adverse to the best interests of the Certificateholders.

         If, with respect to any Equipment Notes, an Indenture Default shall have occurred and be continuing and the Owner Trustee, which is a party to the Indenture has elected, in accordance with the provisions of Section 5.04(b) of the Indenture, to purchase all of the then outstanding Equipment Notes issued under the Indenture at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to the date of such purchase, then the Pass Through Trustee shall sell to such Owner Trustee all of the Equipment Notes held in the Pass Through Trust at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to the date of such sale.

         SECTION 6.2. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, the following shall be applicable:

              (i) Certificateholders and Pass Through Trustee May Purchase Equipment Notes. Any Certificateholder, the Pass Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability; provided, however, that this provision shall not apply to the sale of Equipment Notes pursuant to the last paragraph of Section 6.1.

              (ii) Receipt of Pass Through Trustee Shall Discharge Purchaser. The receipt of the Pass Through Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

              (iii) Application of Moneys Received Upon Sale. Any moneys collected by the Pass Through Trustee upon any sale made either under the power of sale given by this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, shall be applied as provided in Section 4.2(b).

         SECTION 6.3.  Judicial Proceedings Instituted by Pass Through Trustee.

         (a) Pass Through Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, Make-Whole Amount, if any, or interest on any Equipment Note, or if there shall be any failure to pay Rent (as defined in the Lease) under the Lease when due and payable, then the Pass Through Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes, shall be, to the extent permitted by and in accordance with the terms of the Note Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under the Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

         (b) Pass Through Trustee May File Proofs of Claim; Appointment of Pass Through Trustee as Attorney-in-Fact in Judicial Proceedings. The Pass Through Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Equipment Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Pass Through Trustee shall have made any demand to the Indenture Trustee for the payment of overdue principal, Make-Whole Amount (if any) or interest on Equipment Notes), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Pass Through Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, the Owner Trustee, the Owner Participant or their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Pass Through Trustee and, in the event that the Pass Through Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Pass Through Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Pass Through Trustee, its agents and counsel. Nothing contained in this Pass Through Trust Agreement shall be deemed to give to the Pass Through Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive of change in any way any right of any Certificateholder.

         SECTION 6.4. Control by Certificateholders. Subject to Section 2.3, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred on the Pass Through Trustee under this Pass Through Trust Agreement, including any right of the Pass Through Trustee as holder of the Equipment Notes, provided that:

              (i) such direction shall not be in conflict with any rule of law or with this Pass Through Trust Agreement and would not involve the Pass Through Trustee in personal liability or expense,

              (ii) the Pass Through Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such direction,

              (iii) the Pass Through Trustee may take any other action deemed proper by the Pass Through Trustee which is not inconsistent with such direction, and

              (iv) if an Indenture Default under the Indenture shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Equipment Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to the Indenture Default.

         SECTION 6.5. Waiver of Past Defaults. The Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or may instruct the Pass Through Trustee to waive any past default under the Indenture or this Agreement and its consequences, except a default
(i) in the payment of the principal of, Make-Whole Amount, if any, or interest on any Equipment Notes, or (ii) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Certificateholder holding each Outstanding Certificate affected.

         Upon any such waiver, such default shall cease to exist with respect to this Pass Through Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Pass Through Trust Agreement and any direction given by the Pass Through Trustee on behalf of such Certificateholders to the Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Pass Through Trustee shall vote all the Equipment Notes issued under the Indenture to waive the corresponding Indenture Default.

         SECTION 6.6. Undertaking to Pay Court Costs. All parties to this Pass Through Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Pass Through Trust Agreement, or in any suit, action or proceeding against the Pass Through Trustee for any action taken or omitted by it as Pass Through Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by any Certificateholder or group of Certificateholders evidencing Fractional Undivided Interests aggregating more than 10% of the Pass Through Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.2 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Pass Through Trustee or as to which the Pass Through Trustee is made a party.

         SECTION 6.7. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Pass Through Trust Agreement to the contrary notwithstanding, including without limitation Section 6.8 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to
Section 4.2 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

         SECTION 6.8. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Pass Through Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Pass Through Trust Agreement, unless:

              (i) such Certificateholder previously shall have given written notice to the Pass Through Trustee of a continuing Event of Default;

              (ii) the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Pass Through Trust shall have requested the Pass Through Trustee in writing to institute such action, suit or proceeding and shall have offered to the Pass Through Trustee indemnity as provided in Section 7.3(v);

              (iii) the Pass Through Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

              (iv) no direction inconsistent with such written request has been given to the Pass Through Trustee during such 60-day period by the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than an a majority in interest in the Pass Through Trust.

          It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (x) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of the Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Equipment Notes, (y) obtain or seek to obtain priority over or preference to any other such Certificateholder or (z) enforce any right under this Pass Through Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Pass Through Trust Agreement.

         SECTION 6.9. Remedies Cumulative. Every remedy given hereunder to the Pass Through Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                  ARTICLE VII

                            THE PASS THROUGH TRUSTEE

         SECTION 7.1.  Certain Duties and Responsibilities.

         (a)  Except during the continuance of an Event of Default,

              (i) the Pass Through Trustee undertakes to perform only such duties as are specifically set forth in this Pass Through Trust Agreement, and no implied covenants, duties or obligations shall be read into this Pass Through Trust Agreement against the Pass Through Trustee; and

              (ii) in the absence of bad faith on its part, the Pass Through Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Pass Through Trustee and conforming to the requirements of this Pass Through Trust Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Pass Through Trustee, the Pass Through Trustee shall be under a duty to examine the form of the same to determine whether or not they substantially conform to the requirements of this Pass Through Trust Agreement, but shall be under no duty to investigate the facts contained therein.

         (b) In case an Event of Default has occurred and is continuing, the Pass Through Trustee shall exercise such of the right and powers vested in it by this Pass Through Trust Agreement, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Pass Through Trust Agreement shall be construed to relieve the Pass Through Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

              (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

              (ii) the Pass Through Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer of the Pass Through Trustee;

              (iii) the Pass Through Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred upon the Pass Through Trustee, under this Pass Through Trust Agreement; and

              (iv) no provision of this Pass Through Trust Agreement shall require the Pass Through Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that payment of such funds or adequate indemnity against such risk is not reasonably assured to it.

         (d) Whether or not herein expressly so provided, every provision of this Pass Through Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Pass Through Trustee shall be subject to the provisions of this Section.

         SECTION 7.2. Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any default (as such term is defined below) hereunder, the Pass Through Trustee shall transmit by mail to the Certificateholders, the Company, the Owner Trustees and the Indenture Trustees in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Pass Through Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or Make-Whole Amount, if any) or interest on any Equipment Note, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Pass Through Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders. For the purpose of this Section, the term "default" means the occurrence of any Event of Default, except that in determining whether any such Event of Default has occurred for the purposes of this paragraph any grace period or notice in connection therewith shall be disregarded.

         SECTION 7.3. Certain Rights of Trustee. Except as otherwise provided in Section 7.1:

              (i) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

              (iii) whenever in the administration of this Pass Through Trust Agreement the Pass Through Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Pass Through Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, the Owner Trustee or the Indenture Trustee;

              (iv) the Pass Through Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (v) the Pass Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Pass Through Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Pass Through Trust Agreement, unless such Certificateholders shall have offered to the Pass Through Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

              (vi) the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

              (vii) the Pass Through Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

              (viii) to the extent the provisions of this Section 7.3 are inconsistent with the duties of the Pass Through Trustee as required by
     Section 315 of the Trust Indenture Act, the requirements of such Section 315 shall prevail.

         SECTION 7.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Pass Through Trustee, and the Pass Through Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Pass Through Trustee makes no representations as to the validity or sufficiency of this Pass Through Trust Agreement, any Note Document, the Participation Agreement, the Equipment Notes or the Certificates, except that the Pass Through Trustee hereby represents and warrants that this Pass Through Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

         SECTION 7.5. May Hold Certificates. The Pass Through Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, the Owner Trustee or the Indenture Trustee with the same rights it would have if it were not Pass Through Trustee, Paying Agent, Registrar or such other agent.

         SECTION 7.6. Money Held in Pass Through Trust. Money held by the Pass Through Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Pass Through Trustee nor the

Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

         SECTION 7.7.  Compensation and Reimbursement.  The Company agrees:

              (i) to pay, or cause to be paid, to the Pass Through Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), except for the Pass Through Trustee's initial fees, which fees shall be paid by the Owner Trustee;

              (ii) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Pass Through Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Pass Through Trustee in accordance with any provision of this Pass Through Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Pass Through Trustee's breach of its representations and warranties set forth in Sections 7.4 and 7.15 and except for the initial reasonable actual disbursements made by the Pass Through Trustee, which disbursements shall be reimbursed by the Owner Trustee;

              (iii) to indemnify, or cause to be indemnified, the Pass Through Trustee, in its individual and trust capacities, for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Pass Through Trustee's breach of its representations and warranties set forth in Sections 7.4 and 7.15. The Pass Through Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Pass Through Trustee shall cooperate in the defense. The Pass Through Trustee may have separate counsel with the consent of the Company, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent; and

              (iv) to indemnify, or cause to be indemnified, the Pass Through Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Pass Through Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust, including any costs and expenses reasonably incurred in contesting the imposition of any such tax. The Pass Through

     Trustee, in its individual capacity, shall notify the Company promptly of any tax for which it may seek indemnity. The Company shall defend against the imposition of such tax and the Pass Through Trustee, in its individual capacity, shall cooperate in the defense. The Pass Through Trustee, in its individual capacity, may have separate counsel with the consent of the Company, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any taxes paid, in settlement or otherwise, without its consent.

         In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust (other than any tax attributable to the Pass Through Trustee's compensation for serving as such), including any costs and expenses reasonably incurred in contesting the imposition of any such tax. If the Pass Through Trustee reimburses itself for any such tax, it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

         The Pass Through Trustee shall have a lien prior to the Certificates upon all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee.

         SECTION 7.8. Corporate Trustee Required; Eligibility. This Agreement shall at all times have a Pass Through Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Pass Through Trustee shall comply with Section 310(b) of the Trust Indenture Act.

         In case at any time the Pass Through Trustee shall cease to be eligible in accordance with the provisions of this Section 7.8, the Pass Through Trustee shall resign immediately in the manner and with the effect specified in Section 7.9.

         SECTION 7.9.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Pass Through Trustee and no appointment of a successor Pass Through Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Pass Through Trustee under Section 7.10.

         (b) The Pass Through Trustee may resign at any time by giving written notice thereof to the Company, the Authorized Agents, the Owner Trustee and the Indenture Trustee. If an instrument of acceptance by a successor Pass Through Trustee shall not have been delivered to the Company, the Owner Trustee and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Pass Through Trustee may petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

         (c) The Pass Through Trustee may be removed at any time by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Pass Through Trustee and to the Company, the Owner Trustee and the Indenture Trustee.

         (d)  If at any time:

              (i) the Pass Through Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Company or by any Certificateholder who has been a bona fide
     Certificateholder for at least six months; or

              (ii)  the Pass Through Trustee shall cease to be eligible under
     Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

              (iii) the Pass Through Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Pass Through Trustee or of its property shall be appointed or any public officer shall take charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (x) the Company may remove the Pass Through Trustee or (y) subject to Section 6.6, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor Pass Through Trustee.

         (e) If a Responsible Officer of the Pass Through Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Pass Through Trustee shall promptly notify the Company and the Owner Trustees thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Pass Through Trustee shall have received notice that the Company or the Owner Trustees have agreed to pay such tax. The Company shall promptly appoint a successor Pass

Through Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" means a state or local tax: (i) upon (w) the Pass Through Trust, (x) the Trust Property, (y) Certificateholders or (z) the Pass Through Trustee for which the Pass Through Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Pass Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or the Owner Trustee shall agree to pay, and shall pay, such tax.

         (f) If the Pass Through Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Pass Through Trustee for any cause, the Company shall promptly appoint a successor Pass Through Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Pass Through Trustee shall be appointed by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Company, the Owner Trustee, the Indenture Trustee and the retiring Pass Through Trustee, the successor Pass Through Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Pass Through Trustee and supersede the retiring Pass Through Trustee. If no successor Pass Through Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

         (g) The successor Pass Through Trustee shall give notice of the resignation and removal of the Pass Through Trustee and appointment of the successor Pass Through Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Pass Through Trustee and the address of its Corporate Trust Office.

         SECTION 7.10. Acceptance of Appointment by Successor. Every successor Pass Through Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the retiring Pass Through Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Pass Through Trustee shall become effective and such successor Pass Through Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Pass Through Trustee; but, on request of the Company or the successor Pass Through Trustee, such retiring Pass Through Trustee shall execute and deliver an instrument transferring to such successor Pass Through Trustee all the rights, powers and trusts of the retiring Pass Through Trustee and shall duly assign, transfer and deliver to such successor Pass Through Trustee all property and money held by such retiring Pass Through Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.7. Upon request of any such successor Pass Through Trustee, the Company, the retiring Pass Through Trustee and such successor Pass Through Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Pass Through Trustee all such rights, powers and trusts.

         No successor Pass Through Trustee shall accept its appointment unless at the time of such acceptance such successor Pass Through Trustee shall be qualified and eligible under this Article.

         SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Pass Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Pass Through Trustee, shall be the successor of the Pass Through Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Pass Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass Through Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Pass Through Trustee had itself authenticated such Certificates.

         SECTION 7.12.  Maintenance of Agencies.

         (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Pass Through Trustee in respect of the Certificates or of this Pass Through Trust Agreement may be served. Such office or agency shall be initially at [____________________________________]. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to the Company, the Owner Trustee, the Indenture Trustee and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass Through Trustee.

         (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, with a combined capital and surplus of at least [$75,000,000], or, if the Pass Through Trustee shall be acting as the Registrar or Paying Agent hereunder, a corporation the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, with a combined capital and surplus of at least [$75,000,000], and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Pass Through Trustee shall initially be the Paying Agent and, as provided in Section 3.4, Registrar hereunder. Each Registrar shall furnish to the Pass Through Trustee, at stated intervals of not more than six months, and at such other times as the Pass Through Trustee may request in writing, a copy of the Register.

         (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

         (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Pass Through Trustee, the Company, the Owner Trustee and the Indenture Trustee. The Company may, and at the request of the Pass Through Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Pass Through Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Pass Through Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by them to the Pass Through Trustee, the Owner Trustee and the Indenture Trustee; and in each case the Pass Through Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

         (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

         SECTION 7.13. Money for Certificate Payments to Be Held in Pass Through Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

         The Pass Through Trustee will cause each Paying Agent other than the Pass Through Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section, that such Paying Agent will:

              (i) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

              (ii) give the Pass Through Trustee notice of any default by any obligor upon the Certificates in the making of any such payment; and

              (iii) at any time during the continuance of any such default, upon the written request of the Pass Through Trustee, forthwith pay to the Pass Through Trustee all sums so held in trust by such Paying Agent.

           The Pass Through Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Pass Through Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Pass Through Trustee all sums held in trust by such Paying Agent, such sums to be held by the Pass Through Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Pass Through Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         SECTION 7.14. Registration of Equipment Notes in Pass Through Trustee's Name. The Pass Through Trustee agrees that all Equipment Notes, Permitted Investments, if any, and Specified Investments, if any, shall be issued in the name of the Pass Through Trustee or its nominee and held by the Pass Through Trustee, or, if not so held, the Pass Through Trustee or its nominee shall be reflected as the owner of such Equipment Notes, Permitted Investments, or Specified Investments, as the case may be, in the register of the issuer of such Equipment Notes, Permitted Investments or Specified Investments. In no event shall the Pass Through Trustee invest in, or hold, Equipment Notes, Permitted Investments or Specified Investments in a manner that would cause the Pass Through Trustee not to have the ownership interest in such Equipment Notes, Permitted Investments or Specified Investments under the applicable provisions of the Uniform Commercial Code in effect where the Pass Through Trustee holds such Equipment Notes, Permitted Investments or Specified Investments or other applicable law then in effect.

         SECTION 7.15. Representations and Warranties of Pass Through Trustee. The Pass Through Trustee hereby represents and warrants that:

              (i)  the Pass Through Trustee is a [___________________________],
     validly existing and holding a valid certificate to conduct business as a ________________________ with trust powers under the laws of [______________________________];

              (ii) the Pass Through Trustee has full power, authority and legal right to execute, deliver, and perform this Pass Through Trust Agreement and the Participation Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Pass Through Trust Agreement and the Participation Agreement;

              (iii) the execution, delivery and performance by the Pass Through Trustee of this Pass Through Trust Agreement and the Participation Agreement (a) will not violate any provision of any United States or [_________] law or regulation governing the banking and trust powers of the Pass Through Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Pass Through Trustee or any of its assets, (b) will not violate any provision of the articles of association or by-laws of the Pass Through Trustee, or
     (c) will not violate any provision
     of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Pass Through Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

              (iv) the execution, delivery and performance by the Pass Through Trustee of this Pass Through Trust Agreement and the Participation Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or [Illinois] governmental authority or agency regulating the banking and corporate trust activities of the Pass Through Trustee, other than any such authorization, consent or approval as has been duly obtained or given and is in full force and effect; and

              (v) this Pass Through Trust Agreement and the Participation Agreement have been duly executed and delivered by the Pass Through Trustee and constitute the legal, valid, and binding agreements of the Pass Through Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (y) general principles of equity.

         SECTION 7.16. Withholding Taxes; Information Reporting. The Pass Through Trustee, as trustee of a grantor trust, shall exclude and withhold from each distribution of principal, Make-Whole Amount, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Pass Through Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Pass Through Trustee agrees to file any other information reports as it may be required to file under United States law. To the extent that the Pass Through Trustee fails, with respect to any Certificateholder, to withhold and pay over any such taxes to the appropriate taxing authority, the Pass Through Trustee shall, upon a claim being made for such taxes by such authority, and before making any claim to the Company for indemnification under Section 7.1 of the Participation Agreement (if such indemnification would otherwise be permissible thereunder), take all reasonable steps to recover such taxes from such Certificateholder, including, without limitation, withholding the amount of such taxes from subsequent distributions, if any, to such Certificateholder. To the extent that the Pass Through Trustee receives any amount from the Company for indemnification of such taxes which the Pass Through Trustee thereafter recovers from the appropriate Certificateholder (including by withholding from subsequent distributions to such

Certificateholder), the Pass Through Trustee shall reimburse the Company therefor. The Pass Through Trustee shall be permitted to rely upon any certificate presented by a Certificateholder claiming an exemption from withholding absent bad faith on the part of the Pass Through Trustee.

         SECTION 7.17. Trustee's Liens. The Pass Through Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such actions as may be necessary to duly discharge and satisfy in full all Trustee's Liens.

         SECTION 7.18. Preferential Collection of Claims. The Pass Through Trustee shall comply with Sections 311(a) and (b) of the Trust Indenture Act, excluding any creditor relationship arising under Section 311(b) of the Trust Indenture Act. A Pass Through Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.


                                  ARTICLE VIII

         CERTIFICATEHOLDERS' LISTS AND REPORTS BY PASS THROUGH TRUSTEE

         SECTION 8.1. Company to Furnish Pass Through Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Pass Through Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Pass Through Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Pass Through Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Pass Through Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Pass Through Trustee pursuant to Section 7.12.

         SECTION 8.2. Preservation of Information; Communications to Certificateholders. The Pass Through Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent Register or list furnished to the Pass Through Trustee as provided in Section 7.12 or Section 8.1, as the case may be, and the names and addresses of Certificateholders received by the Pass Through Trustee in its capacity as Registrar, if so acting. The Pass Through Trustee may destroy any Register or list furnished to it as provided in
Section 7.12 or Section 8.1, as the case may be, upon receipt of a new Register or list so furnished.

         SECTION 8.3.  Reports by Pass Through Trustee.

         (a) Within 60 days after ___________ of each year commencing with the year 1996, the Pass Through Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a report dated as of such ___________, if required by Section 313(a) of the Trust Indenture Act. The Pass Through Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

         (b) A copy of each such report shall, at the time of transmission to Certificateholders, be filed by the Pass Through Trustee with each stock exchange (if any) upon which the Certificates are listed, and also with the Commission. The Company will notify the Pass Through Trustee when the Certificates are listed on any stock exchange and any subsequent change with respect thereto.

         SECTION 8.4.  Reports by the Company.  The Company shall:

         (a) file with the Pass Through Trustee, within 30 days after it is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or if it is not required to file information, documents or reports pursuant to either of such sections, then to file with the Pass Through Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission pursuant to Section 314(a)(1) of the Trust Indenture Act, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

         (b) file with the Pass Through Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.2;

         (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 8.4 as may be required by rules and regulations prescribed by the Commission; and

         (d) furnish to the Pass Through Trustee, not less often than annually, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement.

                                   ARTICLE IX

                  SUPPLEMENTS TO PASS THROUGH TRUST AGREEMENT

         SECTION 9.1. Supplements to Pass Through Trust Agreement Without Consent of Certificateholders. Without the consent of the Certificateholders, the Company may, and the Pass Through Trustee (subject to Section 9.3) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Pass Through Trustee, for any of the following purposes:

              (i) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein contained;

              (ii) to add to the covenants of the Company for the benefit of the Certificateholders, or to surrender any right or power herein conferred upon the Company;

              (iii) to cure any ambiguity, to correct any manifest error to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Pass Through Trust Agreement, provided that any such action shall not adversely affect the interests of the Certificateholders; or

              (iv) to modify, eliminate or add to the provisions of this Pass Through Trust Agreement to such extent as shall be necessary to continue the qualification of this Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
     Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted.

         SECTION 9.2. Supplements to Pass Through Trust Agreement with Consent of Certificateholders. With the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest, by Act of such Certificateholders delivered to the Company and the Pass Through Trustee, the Company may (with the consent of the Owner Trustee, if any, such consent not to be unreasonably withheld), and the Pass Through Trustee (subject to Section 9.3) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through Trust Agreement or of modifying in any manner the rights and obligations of the Certificateholders under this Pass Through Trust Agreement; provided, however, that no such supplemental agreement shall, without the consent of each Certificateholder of an Outstanding Certificate affected thereby:

              (i) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes held in the Pass Through Trust or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto;

              (ii) permit the disposition of any Equipment Note in the Trust Property except as permitted by this Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the beneficial ownership of the Equipment Notes in the Pass Through Trust;

              (iii) reduce the percentage of the aggregate Fractional Undivided Interests of the Pass Through Trust required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Pass Through Trust Agreement or certain defaults hereunder and their consequences) provided or in this Pass Through Trust Agreement; or

              (iv) modify any of the provisions of this Section or Section 6.5, except to increase any such percentage or to provide that certain other provisions of this Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby.

         It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3. Documents Affecting Immunity or Indemnity. If in the opinion of the Pass Through Trustee any document required to be executed by it pursuant to the terms of Section 9.1 or 9.2 affects any interest, right, duty, obligation, immunity or indemnity in favor of the Pass Through Trustee under this Pass Through Trust Agreement, the Pass Through Trustee may in its discretion decline to execute such document.

         SECTION 9.4. Execution of Supplements to Pass Through Trust Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Pass Through Trust Agreement, the Pass Through Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Pass Through Trust Agreement.

         SECTION 9.5. Effect of Supplements to Pass Through Trust Agreement. Upon the execution of any supplemental agreement under this Article, this Pass Through Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Pass Through Trust Agreement for all purposes; and every Certificateholder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.6. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.7. Reference in Certificates to Supplements to Pass Through Trust Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Pass Through Trustee as to any matter provided for in such supplemental agreement, and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.


                                   ARTICLE X

                   AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS

         SECTION 10.1. Amendments and Supplements to Indenture and Other Note Documents. In the event that the Pass Through Trustee, as holder of any Equipment Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under the Indenture or other Note Document or the Participation Agreement, the Pass Through Trustee shall forthwith send a notice of such proposed amendment modification, waiver or supplement, to each Certificateholder registered on the Register as of such date. The Pass Through Trustee shall request from the Certificateholders Directions as to (a) whether or not to direct the Indenture Trustee to take or refrain from taking any action which a holder of such Equipment Note has the option to direct, (b) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note and (c) how to vote any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note, the Pass Through Trustee shall vote or consent with respect to such Equipment Note in the same proportion as the Certificates were actually voted by Acts of Certificateholders delivered to the Pass Through Trustee prior to two Business Days before the Pass Through Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.4, in the case that an Event of Default hereunder shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the Indenture or other Note Document or the Participation Agreement.

                                   ARTICLE XI

                              TERMINATION OF TRUST

         SECTION 11.1. Termination of the Pass Through Trust. The respective obligations and responsibilities of the Company and the Pass Through Trustee created hereby and the Pass Through Trust created hereby shall terminate upon the distribution to all Certificateholders and the Pass Through Trustee of all amounts required to be distributed to them pursuant to this Pass Through Trust Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of John D. Rockefeller, father of Nelson Rockefeller, former Vice President of the United States, living on the date of this Pass Through Trust Agreement.

         Notice of any termination, specifying the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Pass Through Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Pass Through Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution, specifying (a) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Pass Through Trustee therein specified, (b) the amount of any such proposed final payment, and (c) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Pass Through Trustee therein specified. The Pass Through Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Pass Through Trustee shall cause to be distributed to Certificateholders amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to Section 4.2.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Pass Through Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years and 11 months after the final distribution date with respect thereto, the Pass Through Trustee shall pay to the Indenture Trustee the appropriate amount of money relating to the Indenture Trustee and shall give written notice thereof to the Owner Trustee and the Company.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.1. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Pass Through Trust Agreement or the Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pass Through Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION 12.2. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Pass Through Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Pass Through Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Pass Through Trustee pursuant to Section 3.2 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass Through Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

         SECTION 12.3.  Notices.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation by overnight mail and courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, three days after being so deposited in the United States mail, or (iii) in the case of notice by facsimile transmission, upon transmission thereof, provided such transmission is promptly confirmed (which conformation may be mechanical), in each case addressed to each party here to at the addresses set forth below:

     if to the Company, to:

         Union Tank Car Company
         225 West Washington Street
         Chicago, Illinois  60606
         Attention:    Robert W. Webb, Secretary
         Facsimile:    (312) 845-5305
         Telephone:    (312) 372-9500
     with a copy to:

         Neal Gerber & Eisenberg
         2 North LaSalle Street
         Chicago, Illinois  60602
         Attention:    William M. Holzman, Esq.
         Facsimile:    (312) 269-1747
         Telephone:    (312) 269-8000


     if to the Pass Through Trustee, to:




         Attention:
         Facsimile:
         Telephone:

         (b) The Company and the Pass Through Trustee, by notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

         (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the Registrar and to addresses filed with the Pass Through Trustee for Certificate Owners. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

         (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

         (e) If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Pass Through Trustee and to each Paying Agent at the same time.

         (f) Notwithstanding the foregoing, all communications or notices to the Pass Through Trustee shall be deemed to be given only when received by a Responsible Officer of the Pass Through Trustee.

         (g) The Pass Through Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Pass Through Trustee hereunder from any Certificateholder, the Owner Trustee or the Indenture Trustee.

         SECTION 12.4. Communication by Certificateholder with Other Certificateholders. Certificateholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Certificateholders with respect to their rights under this Pass Through

Trust Agreement or under the Certificates, and the Pass Through Trustee shall comply with Section 312(b) of the Trust Indenture Act. The Company and the Pass Through Trustee shall have the protection of Section 312(c) of the Trust Indenture Act.

         SECTION 12.5. Governing Law. THIS PASS THROUGH TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ____________ WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OF CONFLICT OF LAW PROVISION OR RULE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 12.6. Severability of Provisions. Whenever possible, each provision of this Pass Through Trust Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pass Through Trust Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pass Through Trust Agreement.

         SECTION 12.7. Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

         SECTION 12.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 12.9. Successors and Assigns. All covenants, agreements, representations and warranties in this Pass Through Trust Agreement by the Pass Through Trustee, the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

         SECTION 12.10. Benefits of Pass Through Trust Agreement. Nothing in this Pass Through Trust Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Pass Through Trust Agreement.

         SECTION 12.11. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Pass Through Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

         SECTION 12.12. Counterparts. For the purpose of facilitating the execution of this Pass Through Trust Agreement and for other purposes, this Pass Through Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Pass Through Trustee have caused this Pass Through Trust Agreement to be duly executed by their respective officers, duly attested, all as of the day and year first above written.


                             UNION TANK CAR COMPANY



Attest:                                         By _________________________
                                                   Title:

__________________________
Title:



                                               [______________________________],
                                                 as Pass Through Trustee


Attest:                                         By _________________________
                                                   Title:

__________________________
Title:

                                                                       EXHIBIT A

                              FORM OF CERTIFICATE

                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.


               UNION TANK CAR COMPANY 1995-A1 PASS THROUGH TRUST

                           Pass Through Certificate,
                                 Series 1995-A1

                        Final Distribution Date: [date]

             evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by equipment leased to Union Tank Car Company.

Certificate
No. ___ $ __________ Fractional Undivided Interest representing 100% of the Trust

                 THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of a $___________ (__________________________________________
___________________________________________________ dollars) Fractional
Undivided Interest in the Union Tank Car Company 1995-A1 Pass Through Trust (the "Trust") created by [_________________________], a national banking association, as trustee (the "Pass Through Trustee"), pursuant to a Pass Through Trust Agreement 1995-A1 dated as of September __, 1995 (the "Pass Through Trust Agreement") between the Pass Through Trustee and Union Tank Car Company, a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pass Through Trust Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 1995-A1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Pass Through Trust Agreement, to which Pass Through Trust Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Pass Through Trust (the "Trust Property") includes certain Equipment Notes.

Each issue of Equipment Notes is secured by, among other things, a security interest in Equipment leased to the Company.

                 Subject to and in accordance with the terms of the Pass Through Trust Agreement, from funds then available to the Pass Through Trustee, there will be distributed on [date] and [date] of each year (each a "Regular Distribution Date"), commencing on [date], to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Pass Through Trust Agreement, in the event that Special Payments on the Equipment Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Special Distribution Date shall be the second day of the month, or such other date, if any, determined as provided in the Pass Through Trust Agreement. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

                 Distributions on this Certificate will be made by the Pass Through Trustee by wire transfer of funds to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, provided, however, that in the event Certificates are issued in the form of Registered Certificates, distributions on this Certificate will be made by check mailed to the Person entitled thereto. Except as otherwise provided in the Pass Through Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

                 THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [__________].

                 Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pass Through Trust Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.


                                  UNION TANK CAR COMPANY
                                  1995-A1 PASS THROUGH TRUST

                                  By:      [___________________________________,
                                             as Pass Through Trustee]


                                   By:      ____________________________________
                                            Title:

                            [Reverse of Certificate]



                 The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in the Company, the Pass Through Trustee, in its individual or trust capacities, any Owner Participant, any Owner Trustee in its individual capacity, or any affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Pass Through Trust Agreement. All payments or distributions made to Certificateholders under the Pass Through Trust Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Pass Through Trust Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Pass Through Trust Agreement. This Certificate does not purport to summarize the Pass Through Trust Agreement and reference is made to the Pass Through Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Pass Through Trust Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

                 The Pass Through Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pass Through Trust Agreement at any time by the Company and the Pass Through Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pass Through Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                 As provided in the Pass Through Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

                 The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 and $1,000 integral multiples thereof, except that one Certificate may be in a denomination of less than $1,000. As provided in the Pass Through Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Certificateholder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Pass Through Trust Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the disposition of all property held as part of the Trust Property.

         [FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

                 This is one of the Certificates referred to in the within-mentioned Pass Through Trust Agreement.


                                          [___________________________________],
                                           as Pass Through Trustee



                                          By:  _________________________________
                                               Authorized Officer

                                                                       EXHIBIT B


                                    FORM OF
                           LETTER OF REPRESENTATIONS

                                   SCHEDULE I



       Equipment Notes
         Issued under                 Principal
          Indenture:                    Amount                 Maturity
      ------------------            ----------------        ---------------
                                                      $




            Total                                     $


Reconciliation and tie between Pass Through Trust Agreement 1995-A1 dated as of September __, 1995 and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.


Trust Indenture Act                                                         Pass Through Trust
of 1939 Section                                                             Agreement Section
-------------------                                                         -------------------
     310(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8
           (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8
           (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
           (4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.2; 6.3 (a) & (b)
        (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8; 7.9; 7.10
        (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     311(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.18
        (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.18
        (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     312(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.9; 8.1; 8.2
        (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.4
        (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.4
     313         . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.3
     314(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.4
        (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
        (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
           (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
           (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
        (d)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
           (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
           (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
        (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
     315(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(a)
        (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2
        (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(b)
        (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(c)
        (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.6
     316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . .  1.4(c)
           (1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.4
              (B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5
           (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
        (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.7
        (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.4(d)
     317(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3(a)
           (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3(b)
        (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.13
     318(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.7